As filed with the Securities and Exchange Commission on October 4, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	412230745

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, Suite 800	77056
Houston, Texas

(Address of principal executive offices)	(Zip Code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-142879
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on
to be so registered	which each class is to be registered

Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.     Description of the Registrant’s Securities to be Registered
     The securities to be registered hereby are shares of common stock, par value $0.01 per share, of Main Street Capital Corporation (the “Company”). The description of the shares of common stock contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333- 142879), filed with the Securities and Exchange Commission on May 11, 2007, (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
Item 2.     Exhibits
     The following exhibits to this Registration Statement have been filed as exhibits to the Company’s Registration Statement and are hereby incorporated herein by reference:

3.1	Articles of Amendment and Restatement (Incorporated by reference to Exhibit No. 99(a) of the Company’s Registration Statement on Form N-2 filed on August 15, 2007 (Registration No. 333- 142879)).

3.2	By-Laws (Incorporated by reference to Exhibit No. 99(b) of the Company’s Registration Statement on Form N-2 filed on August 15, 2007 (Registration No. 333- 142879)).

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit No. 99(d) of the Company’s Registration Statement on Form N-2 filed on August 15, 2007 (Registration No. 333- 142879)).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: October 4, 2007

MAIN STREET CAPITAL CORPORATION
By:	/s/ Rodger A. Stout
	Name:	Rodger A. Stout
	Title:	Secretary, Chief Accounting Officer and Chief Compliance Officer